Exhibit 99.1

FOR IMMEDIATE RELEASE

CUBIST PHARMACEUTICALS COMPLETES ACQUISITION OF

OPTIMER PHARMACEUTICALS

Transaction Enhances Company’s Global Leadership in Antibacterials

Lexington, Mass., October 24, 2013 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) announced today that it has completed its acquisition of Optimer Pharmaceuticals, Inc. (NASDAQ: OPTR) for an aggregate upfront cash consideration of approximately $551 million.  Optimer stockholders approved the merger agreement at a special meeting of stockholders held on October 23, 2013.  Effective today, Optimer common stock will cease to be traded on the NASDAQ.

Cubist’s acquisition of Optimer follows the Company’s September 11, 2013 acquisition of Trius Therapeutics.  Combined, Cubist expects the two acquisitions to add peak-year revenue of between $600 million and $1 billion and to be accretive to earnings in 2015.

The completion of these two transactions will also help Cubist accelerate its focus on the research, development, and commercialization of products for patients in the acute care/hospital setting.  As part of this mission, Cubist will focus on driving its Building Blocks of Growth strategic goals through:

•                  A strong and growing commercial foundation and revenue base that the Company expects will deliver over $1 billion in 2013 revenue,  driven by three marketed products: CUBICIN® (daptomycin for injection), ENTEREG® (alvimopan), and DIFICID® (fidaxomicin);

•                  An exciting late stage pipeline, including tedizolid phosphate, for which the Company has submitted a New Drug Application with the U.S. Food and Drug Administration, as well as ceftolozane/tazobactam, surotomycin, and bevenopran, all of which are in Phase 3 clinical trials; and

•                  A growing, global commitment to public health through Cubist’s leadership in antibacterial R&D; Cubist hopes to deliver at least four of the Infectious Diseases Society of America’s goal of 10 new antibiotics by 2020.

“We are excited to complete this transaction and to welcome the Optimer team to Cubist,” said Michael Bonney, Chief Executive Officer of Cubist.  “Over the past few months, we have dramatically strengthened our commitment to global public health by bolstering our leadership in the research and development of antibiotics to treat serious and life-threatening pathogens.  In doing this, our team has demonstrated the creativity and prudent risk-taking required to drive significant shareholder value in today’s highly dynamic healthcare environment.”

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical needs in the acute care environment. Cubist is headquartered in Lexington, Mass. Additional information can be found at Cubist’s web site at www.cubist.com.

65 Hayden Avenue, Lexington, MA 02421  P 781.860.8660  F 781.861.0566  www.cubist.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding: the anticipated strategic benefits of acquiring Optimer and Trius, including combined peak-year revenue estimates for the acquisitions and expected timing for the deals to be accretive to earnings; our future financial and operating results, including our expectations for 2013 revenues; our long-term goals, including our Building Blocks of Growth strategic goals and our aspiration to deliver against the IDSA’s goal of 10 new antibiotics by 2020; and our late stage pipeline, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include: our ability to successfully integrate Optimer’s and Trius’ operations and employees; the anticipated benefits of either transaction may not be realized; risks related to drug development and commercialization; our ability to achieve our long-term goals, including as a result of our ability to continue to grow revenues from the sale of CUBICIN, ENTEREG and DIFICID, generic and other competition, manufacturing issues, our ability to successfully develop, gain marketing approval for and commercially launch our product candidates for their planned indications and on their expected timelines, and our ability to discover, in-license or acquire new products and product candidates; and those additional factors discussed in Cubist’s, Optimer’s and Trius’ most recent Quarterly and Annual Reports on Forms 10-Q and 10-K filed with the Securities and Exchange Commission. Cubist cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this document, and Cubist undertakes no obligation to update or revise any of these statements.

Cubist Pharmaceuticals, Inc.

INVESTORS:

Cubist Pharmaceuticals, Inc.

Eileen C. McIntyre, (781) 860-8533

Vice President, Investor Relations

eileen.mcintyre@cubist.com

or

MEDIA:

Julie DiCarlo, (781) 860-8063

Senior Director, Corporate Communications

julie.dicarlo@cubist.com